Exhibit (m)(4)(b)

APPENDIX A

(to the Class C Shares

Distribution and Service Plan Under Rule 12b-1)

May 1, 2013

Forward Balanced Allocation Fund

Forward Commodity Long/Short Fund

Forward Core Strategy Long/Short Fund

Forward Credit Analysis Long/Short Fund

Forward EM Corporate Debt Fund

Forward Emerging Markets Fund

Forward Endurance Long/Short Fund

Forward Floating NAV Short Duration Fund

Forward Global Credit Long/Short Fund

Forward Global Dividend Fund

Forward Global Infrastructure Fund

Forward Growth & Income Allocation Fund

Forward Growth Allocation Fund

Forward High Yield Bond Fund

Forward Income & Growth Allocation Fund

Forward Income Builder Fund

Forward International Dividend Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Managed Futures Strategy Fund

Forward Multi-Strategy Fund

Forward Real Estate Fund

Forward Real Estate Long/Short Fund

Forward Select EM Dividend Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund

Forward Total MarketPlus Fund

Forward U.S. Government Money Fund